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                          Amendment to
                New England Electric Companies'
             Long-Term Performance Share Award Plan


Section 3.02 is amended to read:

          3.02 Amendment and Termination. The Committee may amend or terminate the Plan at any time, provided that:

          (a) no such action shall affect any right or obligation with respect to any Performance Shares allocated to a Participant's account;

          (b) the provisions of Sections 2.05, 2.10, and 5.01 may not be amended without the written consent of any Participant affected; and

          (c) no amendment or termination of the Plan may be made after a Major Transaction unless the shareholders have rescinded their approval.

The second paragraph of Section 4.05 is amended to read:

     Any award will be distributed in the form of Shares. Transaction costs associated with the sale of Shares at the time of such award will be reimbursed by the Employer.

Section 5.01 is amended to read:

          5.01 Change in Control. In the event of a Change in Control or a Major Transaction, each Participant will receive, within 30 days of the consummation of the Change in Control or of the transaction approved by the Major Transaction, shares equal to the product of "a" times "b", where:

          "a" is the number of Performance Shares in the Participant's account, and

          "b" is

               (i) for performance cycles through December 31, 2000: the average of the target achievement percentages for the Incentive Compensation Plan I for the last three years prior to the consummation of the Change in Control or of the transaction approved by the Major Transaction and

               (ii) for performance cycles ending after December 31, 2000:
                    the average of the goal achievements for this Plan for the last three years prior to the consummation of the Change in Control or of the transaction approved by the Major Transaction.


                                   /s/ George M. Sage
                                   ___________________________________
                                   Chairman
                                   Pursuant to Vote of February 24,
                                   1998 and August 25, 1998 of the
                                   Compensation Committee